UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 20, 2010

Adherex Technologies Inc.
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32295	20-0442384
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Eastowne Drive, Suite 140, Chapel Hill , North Carolina 27514
(Address of Principal Executive Offices) (Zip Code)

919-636-4530
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2010, Adherex Technologies Inc. (the “Company”) announced that it has entered into agreements with Southpoint Capital Advisors LP (“Southpoint”), Adherex’s largest shareholder, and certain other investors, for a private placement of CDN$7,200,000, and that it intends to raise up to an additional CDN$1,800,000 by way of a non-brokered private placement and up to an additional CDN$12,750,000 by way of a rights offering.

The equity financings will consist of:

•	a non-brokered private placement by Adherex of between 240,000,000 and 300,000,000 units, at a price of $0.03 per unit for gross proceeds of between CDN$7,200,000 and CDN$9,000,000; and
•	a rights offering to its shareholders for the distribution of rights to subscribe for 425,000,000 units at a price of $0.03 per unit, for gross proceeds of up to $12,750,000.

Purchasers of units in the private placement that are existing shareholders of Adherex have agreed not to participate in the rights offering.

Each unit shall consist of one common share and one common share purchase warrant (a “Warrant”).  Each Warrant will entitle the holder thereof to purchase one common share of the Company at a purchase price of CDN$0.08 per share for a period of five years from the issue date.  The subscription price for the equity financings represents a 40% discount to the 5 day volume weighted average price of the Company’s common shares on the TSX at the date of receipt of the term sheet from Robert Butts and Southpoint.

"I am pleased to announce this financing” said Rosty Raykov, Chief Executive Officer of Adherex, “This is a very important next step in our overall plan to refocus Adherex.  The availability of additional working capital will provide Adherex with the funding necessary to move the development of eniluracil forward."

A copy of the press release dated April 20, 2010 announcing the additional financing is attached as Exhibit 99.1.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.  On April 20, 2010 the Company announced that it has entered into agreements with Southpoint Capital Advisors LP (“Southpoint”), Adherex’s largest shareholder, and certain other investors, for a private placement of CDN$7,200,000, and that it intends to raise up to an additional CDN$1,800,000 by way of a non-brokered private placement and up to an additional CDN$12,750,000 by way of a rights offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 20, 2010	Adherex Technologies Inc.

	By:	/s/ Robert Andrade
Chief Financial Officer

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